RELEASE AGREEMENT


     THIS RELEASE AGREEMENT is entered into as of the 31st day of October, 1998, by and among Harvey Electronics, Inc. ("Harvey"), The Thornwater Company L.P. ("Thornwater") and Harvey Acquisition Company, LLC ("HAC").

     WHEREAS, Thornwater served as the lead underwriter for Harvey's initial public offering (the "IPO") in accordance with that Underwriting Agreement dated as of March 31,1998 among Harvey, HAC and Thornwater (the "Underwriting
Agreement") pursuant to which agreement Harvey granted Thornwater certain continuing rights, including, but not limited to the right of first refusal on future financings;

     WHEREAS, Thornwater entered into a Financial Advisory and Investment Banking Agreement with Harvey dated April 6, 1998 (the "Financial Advisory Agreement") pursuant to which Thornwater provided services to Harvey and Harvey utilized Thornwater's advisory services in connection with certain transactions and other matters;

     WHEREAS, in connection with the IPO Thornwater required all shareholders (including holders of warrants exercisable into Harvey securities) of the Company prior to the IPO to enter into a lock-up agreement pursuant to which such shareholders were prohibited from selling or otherwise transferring or disposing of any such securities for specified periods of time commencing March 31, 1998 without the prior written consent of Thornwater;

     WHEREAS, each of Thornwater and Harvey desire to release each other from certain of their obligations to one another and to further amend their relationship in accordance with the provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

     1. Limited Release by Thornwater. Except as set forth in Section 3 below and in the proviso to this Section 1, Thornwater hereby releases and discharges Harvey from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, obligations, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which against any of it, Thornwater ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter cause or thing whatsoever from the beginning of the world to the day of the date of this Release Agreement, including, without limitation all rights under the Underwriting Agreement and the Financial Advisory Agreement, provided, however, that this release shall not release Harvey from its indemnification and contribution obligations under each of the Underwriting Agreement and Financial Advisory Agreement, which indemnification obligations on the part of Harvey shall survive this Agreement in full force and effect and shall remain rights of Thornwater.

     2.  Release by Harvey.  In exchange for  Thornwater's  release set forth in
Section 1 above, each of Harvey and HAC, releases and discharges Thornwater, Thornwater Advisory Group Inc. and each of their former and current partners, limited partners, employees, associates and agents, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, obligations, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which against any of them, Harvey or HAC, each of their officers, directors, shareholders, subsidiaries, affiliates, successors or assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter cause or thing whatsoever from the beginning of the world to the day of the date of this Release Agreement, including, without limitation any and all obligations arising under the Underwriting Agreement and the Financial Advisory Agreement.

     3. Notwithstanding the release set forth in Section 1 above, those lock-up agreements referred to on page 40 of the prospectus dated March 31, 1998 issued in connection with the IPO and any and all other lock-up agreements entered into between pre-IPO shareholders and Thornwater shall remain in full force and effect, except that the term of each such lock-up shall be reduced to the close of business (New York time) on January 1, 1999.

     4. As soon as practicable after the date hereof, Harvey agrees to issue a press release with respect to the reduction of the term of the lock-ups referred to in Section 3 above.

     5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof.

     6. Entire Agreement/Amendments. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the parties hereto

     7. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by parties hereto and their respective successors and permitted assigns.

     8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery if presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex or facsimile transmission or five business days if sent by registered or certified mail, return receipt requested, postage prepaid which shall be addressed to the following addresses:

                           If to Thornwater:

                           The Thornwater Company L.P.
                           c/o Ziegler, Ziegler & Altman LLP
                           750 Lexington Avenue - 14th Floor
                           New York, New York  10022

                           Attention:  Scott A. Ziegler, Esq.

                           If to Harvey:

                           Harvey Electronics, Inc.
                           206 Chubb Avenue
                           Lyndhurst, New Jersey 07071

                           Attention:  Michael Recca

     9. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     10. Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile copy of a signature hereupon shall have the same force and effect as if this document contained manual signatures of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            THE THORNWATER COMPANY L.P.


                                         By:/s/Robert Grabowski
                                            --------------------------------
                                            Name:Robert Grabowski
                                            Title:  Executive Vice President


                                            HARVEY ELECTRONICS, INC.


                                         By:/s/Michael E. Recca
                                            -------------------------------
                                            Name:  Michael E. Recca
                                            Title: Chairman


                                            HARVEY ACQUISITION COMPANY, LLC

                                         By:/s/Michael E. Recca
                                            -------------------------------
                                            Name: Michael E. Recca
                                            Title:  Manager